fund #010, Putnam Money Market Fund

Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	Class A 45,738
	Class B	4,239
	Class C	221

72DD2	Class M	648
	Class R 0
	Class T	287

73A1	Class A	0.0087
	Class B	0.0037
	Class C	0.0037

74A2	Class M	0.0072
	Class R	0.0025
	Class T 0.0062

74U1	Class A 4,745,392
	Class B	874,070
	Class C	61,755

74U2	Class M 74,925
	Class R 1
	Class T	95,777

74V1	Class A 1.0000
	Class B	1.0000
	Class C	1.0000

74V2	Class M 1.0000
	Class R	1.0000
	Class T	1.0000